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                                                                   Exhibit 1(a)

                                                              EXECUTION VERSION

             AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

   This Amended and Restated Principal Underwriting Agreement (hereinafter this "Agreement"), effective as of April 1, 2014 (the "Effective Date"), is made and entered into by and between Lincoln Benefit Life Company ("LBL"), a life insurance company organized under the laws of the State of Nebraska, on its own behalf and on behalf of the variable universal life separate account(s) set forth on Schedule A (each such account herein referred to as an "Account"), and Allstate Distributors, LLC ("ADLLC"), a limited liability company organized under the laws of the state of Delaware. Collectively, LBL and ADLLC are referenced herein as the "Parties" or singularly as the "Party" if so required by the context. Capitalized terms used herein without definition shall have the meanings given to them in the Stock Purchase Agreement (as defined below).

   WHEREAS, ADLLC has acted as the principal underwriter for the Variable Universal Life Policies set forth on Schedule B (together with any new Variable Universal Life Policies sold in accordance with the terms hereof, the "Policies");

   WHEREAS, certain of the Policies were sold by registered representatives of Allstate Financial Services, LLC and its predecessors ("AFS") (such Policies being defined herein as the "Allstate-sold Policies"), and other Policies were sold by registered representatives of Selling Broker-Dealers (as defined below), which are unaffiliated with ADLLC and AFS (the "MBA-sold Policies", which, together with the Allstate-sold Policies, comprise all of the Policies). (For clarity, the Allstate-sold Policies comprise all of the Policies reinsured by Allstate Life Insurance Company ("ALIC") under the Amended and Restated Reinsurance Agreement by and between ALIC and LBL, dated as of April 1, 2014 (the "Reinsurance Agreement"), which is being entered into in connection with the transactions contemplated by that certain Stock Purchase Agreement by and among Allstate Life Insurance Company, Resolution Life Holdings, Inc. and, solely for purposes of Section 5.25 and Article X thereto, Resolution Life L.P., dated July 17, 2013, as amended (the "Stock Purchase Agreement"));

   WHEREAS, the Parties intend to discontinue the sale of new Policies for which ADLLC will act as principal underwriter effective as of the Effective Date hereof, excepting (i) new Policies to be sold by registered representatives of AFS and issued by LBL as provided under that certain Administrative Services Agreement by and between LBL and ALIC, dated as of the Effective Date (the "Administrative Services Agreement"), which is being entered into in connection with the transactions contemplated by the Stock Purchase Agreement and also governed under a Selling Agreement previously entered into between LBL and AFS, and (ii) new Policies sold to holders of MBA-sold Policies as required by Applicable Law or the terms of any policy or contract issued by LBL (a "Covered Subsequent MBA-sold Policy", and any other MBA-sold Policy issued by the Company after the Effective Date, a "Non-Covered Subsequent MBA-sold Policy");

   WHEREAS, the Parties desire to amend and restate any and all previous Principal Underwriting Agreements or arrangements between the Parties with respect to the Policies, including the Principal Underwriting Agreement dated November 25, 1998, as amended (the "Principal Underwriting Agreement");

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   WHEREAS, LBL confirms its grant to ADLLC of the right to be and ADLLC agrees to serve as Principal Underwriter for the Policies during the term of this Agreement;

   NOW THEREFORE, in consideration of the mutual promises and covenants exchanged by the Parties in this Agreement, the Parties hereby amend and restate the Principal Underwriting Agreement as follows:

                                  ARTICLE I.
                         ADLLC DUTIES AND OBLIGATIONS

   Section 1.01. ADLLC shall serve as principal underwriter and distributor for the Policies, other than the Non-Covered Subsequent MBA-sold Policies. ADLLC represents and warrants that it is a broker-dealer registered with the United States Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the Financial Industry Regulatory Authority ("FINRA").

   Section 1.02. ADLLC shall be duly registered or licensed or otherwise qualified under the insurance and securities laws of the states in which the Policies are authorized for sale.

   Section 1.03. ADLLC proposes to continue to act as principal underwriter on an agency best efforts basis in the distribution of the Policies other than the Non-Covered Subsequent MBA-sold Policies. ADLLC shall not, and shall cause AFS to not permit its registered representatives to, sell new Policies effective as of the Effective Date hereof, excepting new Policies (i) to be sold by registered representatives of AFS and issued by LBL as provided under the Administrative Services Agreement (such newly sold Policies shall be Allstate-sold Policies hereunder) and (ii) Covered Subsequent MBA-sold Policies. For clarity, without ADLLC's prior written consent, ADLLC shall not be obligated to serve as principal underwriter of new Policies sold through the Selling Broker-Dealers, other than for the Covered Subsequent MBA-sold Policies. ADLLC shall not be obligated to promote the sale of new Policies by the Selling Broker-Dealers or to seek to enroll additional broker-dealers to become Selling Broker-Dealers. ADLLC will use commercially reasonable efforts on a continuing basis to provide information and related servicing activity to its registered representatives and to licensed insurance agents and registered representatives of the Selling Broker-Dealers, as defined herein. For purposes of this Agreement, "Selling Broker-Dealer" shall mean those broker-dealers, other than AFS, that (i) as of the Effective Date have a selling agreement with LBL with respect to any Policy, and (ii) any additional selling broker-dealer unaffiliated with ADLLC that, after the Effective Date, enters into a selling agreement with LBL with respect to the Policies in accordance with Section 1.06 of this Agreement, in each case while such selling agreement remains in effect.

   Section 1.04. ADLLC shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to ADLLC in connection with its duties as underwriter and distributor of the Policies. ADLLC shall, at all times during the term hereof, remain duly registered as a broker-dealer under the 1934 Act and a member in good standing of FINRA. Moreover, ADLLC shall conduct its affairs in accordance with FINRA's Rules of Fair Practice.

                                     - 2 -

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   Section 1.05. As a principal underwriter, ADLLC shall permit the sale of the
Policies only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by LBL to be authorized insurance agents (unless such persons are exempt from such licensing and appointment requirements). As needed to fulfill ADLLC's functions under this Agreement, ADLLC is hereby specifically authorized to obtain and maintain licenses for its registered representatives and to, in its sole discretion, terminate, or refuse to renew the appointment of, registered representatives on behalf of LBL. ADLLC shall pay all state insurance appointment fees with respect to its registered representatives. ADLLC shall not appoint a registered representative unless such registered representative is duly licensed as an insurance agent in the state(s) in which such person is proposed to engage in services under this Agreement where such state insurance license is required. ADLLC shall be responsible for its registered representatives' compliance with state insurance agent licensing laws in applicable states.

   Section 1.06. Subject to agreement with LBL, ADLLC may enter into new selling agreements with Selling Broker-Dealers relating to the Policies. Any such broker-dealer shall be a member in good standing of FINRA, registered with the SEC under the 1934 Act and authorized by Applicable Law to sell variable life insurance policies. Any such contractual arrangement is expressly made subject to this Agreement. ADLLC will at all times be responsible to LBL for supervision of compliance by ADLLC's personnel with federal securities laws regarding distribution of the Policies. ADLLC shall ensure that each of its officers, employees, agents or representatives who is required by law or regulation to be registered with the SEC, FINRA or any applicable state securities regulatory authority to provide services with respect to the Policies on behalf of ADLLC will be so registered.

                                  ARTICLE II.
                         LBL'S DUTIES AND OBLIGATIONS

   Section 2.01. LBL validly exists as a stock life insurance company in good standing under the laws of the State of Nebraska, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any LBL business.

   Section 2.02. LBL represents and agrees that:

       (a) All amendments to the registration statements for each of the Policies identified in Schedule B will be forwarded to ADLLC at the time that they are filed with the SEC; and

       (b) Each Account is a duly organized, validly existing separate account.

   Section 2.03. LBL agrees that each registration statement in respect of the MBA-sold Policies and the Covered Subsequent MBA-sold Policies and any further amendment or supplements thereto that becomes effective after the Effective Date, when they become effective, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this covenant shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LBL by

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ADLLC or its Affiliates expressly for use therein.

   Section 2.04. LBL shall be responsible for the licensing and appointing of registered representatives of Selling Broker-Dealers as required by state insurance laws. For clarity, ADLLC shall not be responsible for licensing and appointment fees for personnel of the Selling Broker-Dealers.

   Section 2.05. ADLLC acknowledges that (a) while the Administrative Services Agreement is in effect, ALIC will be responsible for the performance on behalf of LBL of LBL's obligations under this Agreement, to the extent required under the Administrative Services Agreement, with respect to the Allstate-sold Policies, and (b) while the Transition Services Agreement is in effect, ALIC will be responsible for the performance on behalf of LBL of LBL's obligations under this Agreement, to the extent required under the Transition Services Agreement, with respect to the MBA-sold Policies and the Covered Subsequent MBA-sold Policies.

                                 ARTICLE III.
                                    RECORDS

   Section 3.01.

   (a) ADLLC shall keep, in a manner and form approved by LBL and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, accurate records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of LBL with respect to the Parties' activities under this Agreement ("Transaction Records"). ADLLC shall make such records of account available for inspection by the SEC, FINRA or, to the extent required by Applicable Law, any other Governmental Entity with jurisdiction over the Policies, ADLLC or LBL, and LBL shall have the right to inspect, make copies of or take possession of Transactions Records at any time upon reasonable advance notice.

   (b) LBL shall keep and maintain systems and records concerning transactions entered into on behalf of LBL with respect to the Parties' activities hereunder, and shall provide ADLLC with ongoing access to such systems and records upon reasonable advance notice as reasonably necessary to enable ADLLC to perform its obligations as principal underwriter and distributor of the Policies under this Agreement and comply with its obligations to maintain Transaction Records in compliance with Rules 17a-3 and 17a-4 under the 1934 Act and Section 3.01(a) of this Agreement. The systems and records to be maintained by LBL hereunder include, without limitation, records relating to the Policies maintained on behalf of ADLLC prior to the effective date of this Agreement. In addition, LBL shall furnish ADLLC with copies of the records maintained by LBL hereunder within five (5) business days of ADLLC's request, to the extent copies of such records are not also in the possession of ADLLC, as required in order to enable ADLLC to make such records available for inspection by the SEC, FINRA or, to the extent required by Applicable Law, any other Governmental Entity with jurisdiction over the Policies, ADLLC or LBL, and ADLLC shall have the right to inspect, make copies of such records at any time upon reasonable advance notice.

   Section 3.02. Subject to applicable SEC or FINRA restrictions, LBL will send confirmations of Policy transactions to Policy owners. LBL will make such confirmations and records of transactions available to ADLLC upon request. LBL will also maintain Policy owner records on behalf of ADLLC to the extent permitted by applicable securities law.

   Section 3.03. ADLLC and LBL shall keep confidential the records, books of account and

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other information ("Records") concerning the Policy owners, annuitants, insureds, beneficiaries or any persons who have rights arising out of the Policy. ADLLC or LBL may disclose the Records and such information only if the other has authorized disclosure or if the disclosure is required by Applicable Law. In the event ADLLC or LBL is served with a subpoena, court order or demand from a regulatory organization which mandates disclosure of the Records or such information, such Party must notify the other and allow such other Party sufficient time to authorize disclosure or to intervene in the judicial proceeding or matter so as to protect the other Party's interests.

   Section 3.04. For the purpose of determining the other Party's compliance with this Agreement, each Party to this Agreement shall have reasonable access during normal business hours to any Records which are maintained by the other Party.

   Section 3.05. Both LBL and ADLLC agree to keep all information required by Applicable Laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely preparation of any reports required by Applicable Law.

   Section 3.06. ADLLC and LBL shall furnish to the other any reports and information which the other may request for the purpose of meeting reporting and recordkeeping requirements under the laws of Nebraska or any other state or jurisdiction.

                                  ARTICLE IV.
                                SALES MATERIALS

   Section 4.01. ADLLC will utilize the currently effective prospectus relating to the Policies in connection with ADLLC's underwriting, marketing and distribution efforts. As to other types of sales material, ADLLC hereby agrees and will require Selling Broker-Dealers to agree to use only sales materials, if any, which have been authorized for use by LBL, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities including FINRA.

   Section 4.02. ADLLC will not distribute any prospectus, sales literature, if any, or any other printed matter or material in the underwriting and distribution of any Policy if, to the knowledge of ADLLC, any of the foregoing misstates the duties, obligation or liabilities of LBL or ADLLC.

                                  ARTICLE V.
                     EXPENSE REIMBURSEMENT & COMPENSATION

   Section 5.01. Expense Reimbursement. LBL agrees to reimburse ADLLC for direct expenses incurred by ADLLC on behalf of LBL. Such direct expenses shall include, but not be limited to, (a) commissions and trail commissions payable under selling agreements in connection with the Policies among broker-dealers, LBL and ADLLC, (b) the costs of goods and services purchased from outside vendors, (c) travel expenses and (d) state and federal regulatory fees incurred on behalf of LBL. ADLLC shall present a statement after the end of each quarter with respect to expense reimbursement as provided in this Section 5.01 and the apportionment of other services rendered and the direct expenses incurred in connection therewith. Settlements are due and payable quarterly in arrears within thirty (30) days. For clarity, the Parties acknowledge that: (a) ALIC has reinsured the Allstate-sold Policies pursuant to the Reinsurance Agreement and, while the Reinsurance Agreement is in effect, LBL's reimbursement obligations under this

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Section 5.01 with respect to the Allstate-sold Policies are General Account
Liabilities reinsured under the Reinsurance Agreement; and (b) ALIC, as administrator of the Allstate-sold Policies under the Administrative Services Agreement, has assumed the administration of such Policies and as such is responsible for administration of such expense reimbursement payments while such Agreement is in effect.

   Section 5.02. Compensation. ADLLC shall receive compensation in the amount of 25.0 basis points per premium dollar received by LBL in connection with additional premium collected after the Effective Date of this Agreement under MBA-sold Policies, which amount shall be paid by LBL quarterly in arrears within thirty (30) days following presentment by ADLLC of a statement with respect to such compensation amount.

                                  ARTICLE VI.
                               ADDITIONAL TERMS

   Section 6.01. ADLLC will ensure that the Policies sold and/or serviced hereunder by ADLLC or the Selling-Broker-Dealers shall be sold and serviced, in all material respects, on the terms described in the currently effective prospectus describing such Policies, to the extent applicable.

   Section 6.02. LBL will assure that the Policies are continuously registered under the Securities Act of 1933 (the "1933 Act") (and under any applicable state "blue sky" laws) and file for approval under state insurance laws when required by Applicable Law.

                                 ARTICLE VII.
                         LEGAL AND REGULATORY ACTIONS

   Section 7.01. Each Party agrees to promptly advise the other Party upon becoming aware of:

       (a)the institution of any proceeding, investigation or hearing involving the offer or sale of the Policies;

       (b)any request by the SEC for amendment of the registration statements or for additional information relating to the Policies;

       (c)the issuance by the SEC of any stop order suspending the effectiveness of the registration statements relating to the Policies or the initiation of any proceedings for that purpose; and

       (d)the happening of any known material event which makes untrue any statement made in the registration statements relating to the Policies or which requires the making of a change therein in order to make any statement made therein not misleading.

   Section 7.02. During any legal action or inquiry, each Party will furnish to the other Party such information with respect to the Policies in such form and signed by such of its officers as the other Party may reasonably request; provided that none of the Parties shall be required to provide to the other Party any information that is subject to privilege, confidentiality obligations or as otherwise provided by Applicable Law.

   Section 7.03. If changes in securities, insurance laws or regulations could reasonably

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be expected to affect the administration of Policies pursuant to this
Agreement, each Party shall notify the other within a reasonable time after it receives notice of those changes. Such notice shall be in writing except, if circumstances so require, the notice may be communicated by telephone or facsimile and confirmed in writing.

   Section 7.04. Each Party hereto shall, except to the extent their interests are adverse, reasonably cooperate in all insurance or securities regulatory investigations, proceedings and inquiries and in all judicial proceedings concerning any other Party hereto or any of its parents or affiliates with respect to the Policies. Each Party hereto shall reasonably cooperate in investigating and responding to all customer complaints with respect to the Policies received by another party.

                                 ARTICLE VIII.
                                  TERMINATION

   Section 8.01.

       (a) Either Party may terminate this Agreement, without penalty, only with respect to the MBA-sold Policies and Covered Subsequent MBA-sold Policies, upon 180 days' prior written notice to the other Party effective on or after the five-year anniversary of the Effective Date.

       (b) ADLLC may terminate this Agreement without penalty, with respect to the MBA-sold Policies and Covered Subsequent MBA-sold Policies upon a change of control of LBL.

       (c) Subject to Section 8.04, this Agreement shall terminate, without penalty, upon the earliest of the following:

          (i) The mutual written consent of the parties;

          (ii) Written notice of one Party to the other Party in the event of bankruptcy or insolvency of the Party to which notice is given;

          (iii) The suspension or revocation of any material license or permit held by a Party by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where the Party is prohibited from doing business; or

          (iv) The finding by any court or regulatory body in a formal proceeding of material wrongdoing by a Party in connection with its duties under this Agreement.

   Section 8.02. This Agreement may also be terminated at any time by LBL with respect to the MBA-sold Policies and the Covered Subsequent MBA-sold Policies.

   Section 8.03. Subject to Section 8.05, if either Party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the "Defaulting Party"), the non-defaulting Party may give written notice thereof to the Defaulting Party, and if such breach or default is not remedied within sixty (60) days after such written notice is given, then the non-defaulting Party may terminate this Agreement by giving thirty (30) days' prior written notice of such termination to the Defaulting Party.

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   Section 8.04. The Parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

   Section 8.05. While the Reinsurance Agreement is in effect, (a) this Agreement may not be terminated with respect to the Allstate-sold Policies without ADLLC's prior written consent and (b) any termination pursuant to Sections 8.01 and 8.03 shall be effective only with respect to the MBA-sold Policies and the Covered Subsequent MBA-sold Policies. If the Reinsurance Agreement is no longer is in effect, this Agreement may be terminated with respect to the Allstate-sold Policies on 180 days' prior written notice by one Party to the other Party, in addition to the termination circumstances set forth in Section 8.01 and 8.03 hereof.

                                  ARTICLE IX.
                                INDEMNIFICATION

   Section 9.01. Indemnification by ADLLC. ADLLC shall indemnify and hold harmless LBL, and each person who controls or is associated with it within the meaning of such term under the federal securities laws, and any officer, director, employee or agent of the foregoing (collectively, the "LBL Indemnified Parties"), against any and all Indemnifiable Losses arising out of or based upon (a) the failure of ADLLC to perform any of its obligations hereunder, (b) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus or other product materials relating to any Policy or any interest offered under any Policy or any amendment thereof, to the extent such statement was prepared by ADLLC or is furnished in writing by or on behalf of ADLLC after the date hereof and expressly designated for use by LBL in the preparation of such registration statement, prospectus or materials, (c) the inaccuracy of any warranty or representation of ADLLC herein in any material respect, (d) any claim for compensation by any of its registered representatives or any of its officers, employees, agents or representatives, (e) any claim for compensation under any selling agreement between LBL and AFS or any of its registered representatives or their respective officers, employees, agents or representatives, (f) any negligence or willful misconduct or violation of Applicable Law by ADLLC or any of its associated persons in performing ADLLC's obligations hereunder with respect to the Policies, and/or (g) any successful enforcement of this indemnity; provided that, ADLLC shall have no obligation to indemnify any LBL Indemnified Party to the extent such Indemnifiable Loss results from (i) any act or omission resulting from the negligence or willful misconduct of LBL after the Effective Date, or (ii) any violation by LBL of its obligations hereunder. This indemnification will be in addition to any liability that ADLLC may otherwise have hereunder at law or equity.

   Section 9.02. Indemnification by LBL. LBL shall indemnify and hold harmless ADLLC and each person who controls or is associated with it within the meaning of such term under the federal securities laws, and any officer, director, employee or agent of the foregoing (collectively, the "ADLLC Indemnified Parties"), against any and all Indemnifiable Losses arising out of or based upon (a) the failure of LBL to perform any of its obligations hereunder,
(b) the inaccuracy of any warranty or representation of LBL herein in any material respect, (c)(i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus relating to an Allstate-sold Policy or any interest offered under an Allstate-Sold Policy or any amendment thereof, based on information provided in writing by LBL or an Affiliate after the Effective Date expressly for use by ALIC, as Administrator under the Administrative Services Agreement, in the preparation of such registration statement or prospectus, and (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in any registration statement or prospectus or other product materials relating to an MBA-sold Policy or any interest offered under an MBA-sold Policy or any amendment thereof, except to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to LBL by ADLLC or its Affiliates after the date hereof expressly for use therein;
(d) any negligence or willful misconduct or violation of Applicable Law by LBL and/or any of its officers, employees, agents or representatives in performing its obligations hereunder with respect to the Policies, and/or (e) any successful enforcement of this indemnity; provided that, (x) LBL shall have no obligation to indemnify any ADLLC Indemnified Party to the extent such Indemnifiable Loss results from (i) any act or omission resulting from the negligence or willful misconduct of ADLLC after the Effective Date, or (ii) any violation by ADLLC of its obligations hereunder; and (y) LBL shall have no obligation under this Section 9.02 to indemnify any ADLLC Indemnified Party for any Indemnifiable Loss to the extent that such Indemnifiable Loss was caused by ALIC in its performance of services on behalf of LBL under the Administrative Services Agreement. This indemnification will be in addition to any liability that LBL may otherwise have hereunder at law or equity.

   Section 9.03. Definitions. As used in this Agreement:

       "Indemnitee" means any Person entitled to indemnification under this Agreement;

       "Indemnitor" means any Person required to provide indemnification under this Agreement;

       "Indemnifiable Losses" means any and all damages, losses, Liabilities, obligations, costs and expenses (including reasonable attorneys' fees and expenses); provided, that any Indemnity Payment (x) shall in no event include any amounts constituting punitive damages relating to the breach or alleged breach of this Agreement (except to the extent actually paid to a third party in connection with a Third Party Claim) and (y) and shall be net of any amounts recovered by or recoverable by the Indemnitee for the Indemnifiable Losses for which such Indemnity Payment is made under any insurance policy, reinsurance agreement, warranty or indemnity or otherwise from any Person other than a Party hereto, and the Indemnitee shall promptly reimburse the Indemnitor for any such amount that is received by it from any such other Person with respect to an Indemnifiable Loss after any indemnification with respect thereto has actually been paid pursuant to this Agreement;

       "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement; and

       "Third Party Claim" means any claim, action, suit, or proceeding made or brought by any Person that is not an Indemnitee.

   Section 9.04. Applicability of Stock Purchase Agreement. The procedures set forth in Section 7.5 of the Stock Purchase Agreement shall apply to Losses indemnified under this Article IX.

   Section 9.05. No Duplication. To the extent that an Indemnitee has received payment in respect of an Indemnifiable Loss pursuant to the provisions of any other Transaction Agreement, such Indemnitee shall not be entitled to indemnification for such Indemnifiable Loss under this Agreement to the extent of such payment.

                                  ARTICLE X.
                              GENERAL PROVISIONS

   Section 10.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

       (a)if to LBL:

          Lincoln Benefit Life Company
          Suite 300
          Columbia Centre I
          5600 North River Road
          Rosemont, Illinois 60018
          Attention: Simon Packer
          Phone: (847) 527-6700
          Email: simon.packer@resolutionlife.com

          with copies (which shall not constitute notice) to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Nicholas F. Potter
                     David Grosgold
          Email: nfpotter@debevoise.com

       (b)if to ADLLC:

          Allstate Distributors LLC
          3100 Sanders Road
          Northbrook, Illinois 60062-7154
          Attention: Maribel Gerstner
          Phone: (847) 402-3091
          Email: Maribel.Gerstner@allstate.com

          and:

          Allstate Life Insurance Company

          Attn: General Counsel
          3100 Sanders Road, Suite J5B
          Northbrook, Illinois 60062-7154

          with copies (which shall not constitute notice) to:

          Allstate Life Insurance Company
          3100 Sanders Road
          Northbrook, Illinois 60062
          Attention: Angela Fontana
          Phone: (847) 402-9365
          Email: afontana@allstate.com

          and:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York 10019
          Attention: John M. Schwolsky
                     Alexander M. Dye
          Email: jschwolsky@willkie.com

Notice given by personal delivery or overnight courier shall be effective upon actual receipt.

   Section 10.02. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. Whenever the word "Dollars" or the "$" sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars. This Agreement has been fully negotiated by the parties hereto and shall not be construed by any Governmental Entity against either Party by virtue of the fact that such Party was the drafting Party.

   Section 10.03. Entire Agreement; Third Party Beneficiaries.

   (a) This Agreement (including all exhibits and schedules hereto) and the other Transaction Agreements constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement.

   (b) Nothing herein shall be deemed to limit any obligations or liabilities of ALIC or any of its Affiliates under the Reinsurance Agreement or the Administrative Services Agreement or any other Transaction Agreements with respect to the Allstate-sold Policies. Without limiting the foregoing, nothing herein shall be deemed to limit ALIC's obligations under the

Administrative Services Agreement to perform obligations of LBL hereunder in respect of the Allstate-sold Policies.

   (c) Except as set forth in Article IX with respect to the ADLLC Indemnified Parties and the LBL Indemnified Parties, this Agreement is not intended to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies.

   Section 10.04. Governing Law. This Agreement and any dispute arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

   Section 10.05. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger), by either Party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void; provided that, with LBL's prior written consent (not to be unreasonably withheld, conditioned or delayed), ADLLC may assign this Agreement to an Affiliate that (a) is a broker-dealer registered with the SEC under the 1934 Act, a member in good standing of FINRA, (b) possesses such other material licenses and registrations as may be necessary to perform ADLLC's obligations hereunder, and (iii) agrees to assume all of ADLLC's obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 10.06. Jurisdiction. Each of the Parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the United States or any state court, which in either case is located in the City and County of New York (each, a "New York Court") for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. In any such action, suit or other proceeding, each of the Parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is not subject to the jurisdiction of any such New York Court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper; provided, that nothing set forth in this sentence shall prohibit any of the Parties hereto from removing any matter from one New York Court to another New York Court. Each of the Parties hereto also agrees that any final and unappealable judgment against a Party hereto in connection with any action, suit or other proceeding will be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment will be conclusive evidence of the fact and amount of such award or judgment. Any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered or sent in accordance with Section 10.01, constitute good, proper and sufficient service thereof.

   Section 10.07. Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.07.

   Section 10.08. Severability; Amendment; Modification; Waiver.

   (a) Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

   (b) This Agreement may be amended or a provision hereof waived only by a written instrument signed by each of ADLLC and LBL.

   (c) No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

   Section 10.09. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party. Each Party may deliver its signed counterpart of this Agreement to the other parties by means of electronic mail or any other electronic medium utilizing image scan technology, and such delivery will have the same legal effect as hand delivery of an originally executed counterpart.

   Section 10.10. Survival. Articles IX and X shall survive the termination of this Agreement.

   IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed by their respective duly authorized officers, as of the date first written above.

Lincoln Benefit Life Company

By:  -----------------------------
     Title                            Date

Allstate Distributors, LLC

By:  -----------------------------
     Title                            Date

By:  -----------------------------
     Title                            Date

                                  SCHEDULE A

Lincoln Benefit Life Variable Life Account (1940 Act File No. 811-9154)

                                  SCHEDULE B

                                   POLICIES

                                            Variable Universal Life
Separate Account                                 Contract(s)         Form #(s)
----------------                            -----------------------  ---------
Lincoln Benefit Life Variable Life          Investor Select            VUL
Account 40 Act File No. 811-9154                                       9390
Lincoln Benefit Life Variable Life          Consultant VUL             VUL
Account 40 Act File No. 811-9154                                       9800
Lincoln Benefit Life Variable Life          Consultant SL              VUL
Account 40 Act File No. 811-9154                                       9900
Lincoln Benefit Life Variable Life          Consultant Accumulator     VUL
Account 40 Act File No. 811-9154                                       0220
Lincoln Benefit Life Variable Life          Consultant Protector       VUL
Account 40 Act File No. 811-9154                                       0230
Lincoln Benefit Life Variable Life          TotalAccumulator           VUL
Account 40 Act File No. 811-9154                                       0750